As filed with the Securities and Exchange Commission on November 16, 2005.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED DOMINION REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	54-0857512
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
(720) 283-6120
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Thomas W. Toomey
Chief Executive Officer and President
United Dominion Realty Trust, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
(720) 283-6120
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Warren L. Troupe, Esq.
Brian V. Caid
Morrison & Foerster LLP
370 Seventeenth Street, Suite 5200
Denver, Colorado 80202
(303) 592-1500
     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☑
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered(1)(2)	per share(3)	offering price(3)	registration fee(4)
Common Stock, $0.01 par value per share (5)	11,000,000 shares	$21.73	$239,030,000	$17,517.17

(1)	In the event of a stock split, stock dividend or similar transaction involving the registrant’s common stock, in order to prevent dilution the number of shares registered shall automatically be increased to cover additional shares in accordance with Rule 416 under the Securities Act of 1933.

(2)	Pursuant to Rule 429 under the Securities Act of 1933, this amount includes 4,150,991 shares of common stock being carried forward from the registrant’s earlier Registration Statement on Form S-3 (No. 333-44463), which have not been previously sold and for which a filing fee of $17,603 was previously paid.

(3)	Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low sales price per share of the registrant’s common stock on November 10, 2005 as reported on the New York Stock Exchange.

(4)	The registration fee is being paid with respect to 6,849,009 shares of the registrant’s common stock. Pursuant to Rule 429 under the Securities Act of 1933, 4,150,991 shares of common stock are being carried forward from the registrant’s earlier Registration Statement on Form S-3 (No. 333-44463). A registration fee of $17,603 relating to the 4,150,991 shares of common stock being carried forward pursuant to Rule 429 was previously paid in connection with the filing of Registration Statement No. 333-44463.

(5)	The common stock registered hereunder also includes the attached rights to purchase one share of Series C Junior Participating Redeemable Preferred Stock, no par value.

     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement is a combined prospectus that also relates to 4,150,991 shares of common stock previously registered under Registration Statement No. 333-44463, filed by the registrant with the Commission on January 16, 1998.

PROSPECTUS
CUSIP 910197 10 2
DIVIDEND REINVESTMENT AND
STOCK PURCHASE PLAN
Common Stock
     This prospectus relates to the Dividend Reinvestment and Stock Purchase Plan of United Dominion Realty Trust, Inc. The Plan offers participants a convenient and economical way of investing cash dividends and cash payments in additional shares of our common stock.
     Dividends reinvested will be applied to the purchase of shares of common stock either on the open market at the price per share at which the Plan’s purchase order for such shares is executed or from us at a price per share equal to the average of the high and low sale prices of our common stock on the NYSE on the investment date. Participants may make additional cash payments of not less than $50 and not more than $25,000 per quarter. Such payments will be applied to the purchase of shares of our common stock either on the open market at the weighted average price paid by the Plan Administrator or from us at a price per share equal to the average of the high and low sale prices of our common stock on the NYSE on the investment date.
     A holder of record of our common stock or our 8.60% Series B Cumulative Redeemable Preferred Stock may participate in the Plan by completing an Authorization Card in the form accompanying this prospectus. A stockholder whose shares of common or preferred stock are held by a broker, bank or other nominee should consult with such nominee if the stockholder desires to participate in the Plan.
     Stockholders who currently participate in the Plan need take no further action to continue participation in the Plan. Stockholders who are not participants in the Plan and who do not want to become participants need do nothing and will continue to receive their cash dividends, if and when declared, as usual. You should retain a copy of this prospectus for future reference.
     Our common stock is listed on the New York Stock Exchange under the symbol “UDR.” The last reported sale price of our common stock on the NYSE on November 15, 2005 was $22.06 per share. You are urged to obtain current market quotations for our common stock.

Investing in our securities involves risks. See “Risk Factors” on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     The date of this prospectus is November 16, 2005.

     You should only rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. An offer to sell these securities will not be made in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

UNITED DOMINION REALTY TRUST, INC.
     We are a self-administered real estate investment trust, or REIT, that owns, acquires, renovates, develops and manages middle-market apartment communities nationwide. As of September 30, 2005, our portfolio included 256 communities with a total of 74,752 apartment homes nationwide.
     We have elected to be taxed as a REIT under the applicable provisions of the Internal Revenue Code of 1986, or the “Code.” To continue to qualify as a REIT under the Code, we must continue to meet certain tests which, among other things, generally require that our assets consist primarily of real estate, our income be derived primarily from real estate, and that we distribute at least 90% of our REIT taxable income (other than our net capital gain) to our stockholders. As a qualified REIT, we generally will not be subject to federal income taxes on our REIT taxable income to the extent we distribute such income to our stockholders.
     We were formed in 1972 as a Virginia corporation and reincorporated in the State of Maryland in June 2003. Our principal executive offices are located at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129. The telephone number of our principal executive offices is (720) 283-6120. Our corporate headquarters is located at 400 East Cary Street, Richmond, Virginia 23219. The telephone number of our corporate headquarters is (804) 780-2691.
RISK FACTORS
     Investing in our common stock involves risks. Before purchasing shares of our common stock, you should carefully consider the risk factors under the heading “Factors Affecting Our Business and Prospects” in the “Business” section of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934, as well as other information contained or incorporated by reference into this prospectus.
DESCRIPTION OF THE PLAN
     The following question and answer presentation constitutes the Dividend Reinvestment and Stock Purchase Plan of United Dominion Realty Trust, Inc.
Purpose
     1. What is the purpose of the Plan?
     The purpose of the Plan is to provide holders of record of shares of common stock and our Series B preferred stock with a simple and convenient method of investing cash dividends or optional cash payments, or both, to purchase shares of our common stock without payment of any brokerage commissions, fees or service charges. Shares of our common stock purchased under the Plan will either be original issue shares or shares purchased in the open market by Wells Fargo Shareowner Services as the Plan Administrator (see Question 4). To the extent shares of our common stock are purchased by the Plan Administrator in the open market, we will not receive any proceeds. To the extent the shares of our common stock are original issue shares, we will receive proceeds for working capital and general corporate purposes.

Advantages and Possible Disadvantages
     2. What are the advantages and possible disadvantages of the Plan?
     Advantages of the Plan may include:
•	Automatic reinvestment. You may have cash dividends on all or a portion of your shares of common stock and Series B preferred stock automatically reinvested in additional whole and fractional shares of common stock. Dividends on those additional shares will be reinvested automatically in additional shares of common stock.

•	Optional cash investment in shares of common stock. You may purchase additional shares of our common stock by making optional cash payments of not less than $50 nor more than $25,000 (per Plan participant or beneficial owner on whose behalf a participant is acting) in any period between quarterly investment dates.

•	No brokerage fees. There are no brokerage fees, commissions or service charges on shares purchased through the Plan, either with reinvested dividends or with optional payments. You receive free custodial service for the shares of common stock you hold through the Plan.

•	Statements. Regular statements of account will be mailed to Plan participants after each investment to provide simplified record-keeping.

•	Telephone Privileges. If you have established automated privileges on your account, you can:
•	change the amount of or stop automatic monthly bank withdrawals,

•	change your dividend reinvestment option (for example, from full to partial reinvestment),

•	sell some or all of your Plan shares if the current market value of the shares to be sold is $25,000 or less, and

•	request a certificate for some or all full shares in the Plan, but only if the current market value of the shares to be issued is $50,000 or less.
To establish automated privileges, please call Wells Fargo and request an Automated Request Authorization form.
     In evaluating the potential advantages of the Plan, prospective Plan participants should also consider possible disadvantages of the Plan. A participant must make an investment decision to participate in the Plan and to purchase common stock prior to the date the purchase price is determined. See Question 13 below. Unless we specifically provide otherwise, a participant may not terminate participation with respect to a given investment date after the dividend record date with respect to the reinvestment of dividends or after the 72 hour period preceding the investment date with respect to optional cash payments. See Question 21. The market price of the common stock may fluctuate between the time you make an investment decision to participate in the Plan and the time at which common stock is purchased. In addition, no interest will be paid on optional cash payments received by the Plan Administrator pending reinvestment under the Plan.

     Finally, you must be aware of the income tax consequences of participation in the Plan (summarized under Question 23 below), including the rule that you will be treated for federal income tax purposes as having received on each dividend payment date a distribution equal to the fair market value of the common stock purchased plus any cash actually distributed.
Eligibility
     3. Who is eligible to participate in the Plan?
     Holders of record of common and Series B preferred stock are eligible to participate in the Plan with respect to all or any of their shares. If your shares are held of record by a broker or nominee and you want to participate in the Plan, you must make appropriate arrangements with your broker or nominee.
     Regulations in certain countries may limit or prohibit participation in this type of Plan. Accordingly, persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.
     We may refuse participation in the Plan to stockholders residing in jurisdictions where shares offered pursuant to the Plan are neither registered under applicable securities laws or exempt from registration.
Administration
     4. Who administers the Plan for the Plan participants?
     Wells Fargo Shareowner Services administers the Plan and also serves as our transfer agent. The Plan Administrator holds certificates for shares of common stock held in your Plan account, keeps records and sends statements of your account to you. Shares purchased under the Plan are registered in the name of the Plan Administrator or its nominee, as agent, and credited to the accounts of Plan participants.
     All communications regarding the Plan should be sent to:
United Dominion Realty Trust, Inc.
Dividend Reinvestment and Stock Purchase Plan
Wells Fargo Shareowner Services
P.O. Box 64856
St. Paul, MN 55164-0856
For Certified/Overnight Mail:
Wells Fargo Shareowner Services
161 North Concord Exchange
South St. Paul, MN 55075-1139

General Information:
Tel: 1-800-468-9716
Fax: 651-450-4085
Tel: 651-450-4064 (outside the United States)
An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 7:00 a.m. to 7:00 p.m., Central Time, Monday through Friday.
Internet:
General Inquiries-
www.wellsfargo.com/shareownerservices
Enrollment
     5. How does an eligible stockholder participate?
     All stockholders currently participating in the Plan will continue until they withdraw either as described in Question 21 below or as otherwise permitted by us. Otherwise, a stockholder of record may join the Plan by completing an Authorization Card in the form included with this prospectus and returning it to the Plan Administrator.
     A stockholder who is not a stockholder of record and who owns shares of our common stock or our Series B preferred stock through a broker, bank or other nominee should contact the broker, bank or other nominee regarding how to participate. For any such beneficial owner to participate, the broker, bank or other nominee will have to become a Plan participant on behalf of the beneficial owners it represents by submitting an Authorization Card to the Plan Administrator.
     6. When may a stockholder join the Plan?
     You may join the Plan at any time. If the Authorization Card is received by the Plan Administrator on or before the record date for the payment of the next dividend, reinvestment will begin with that dividend. If the Authorization Card is received in the period between any dividend record date and payment date, unless we otherwise notify you, the next dividend will be paid in cash and the stockholder’s initial dividend reinvestment will begin with the following dividend.
     Optional cash payments may be made at any time after you join the Plan.
     7. What does the Authorization Card provide?
     The Authorization Card provides for the purchase of shares of our common stock through these investment options:
•	Full Dividend Reinvestment directs the investment of all of your cash dividends on all of the shares of our common stock or Series B preferred stock then or subsequently registered in your name, including shares held in the Plan, and also permits you to make optional cash payments for the purchase of additional shares of common stock under the Plan.

•	Partial Dividend Reinvestment directs the investment of the cash dividends on that number of shares of our common stock or Series B preferred stock registered in your name which are designated in the appropriate space on the Authorization Card, and also permits you to make optional cash payments for the purchase of additional shares of common stock under the Plan. The dividends held for you in your Plan account will be reinvested.
     You may select either of the above investment options.
     You can have your cash dividends not being reinvested transferred directly to your bank for deposit. For electronic direct deposit of dividend funds, contact the Plan Administrator to request a Direct Deposit of Dividends Authorization Form, complete the form and return it to the Plan Administrator. Be sure to include a voided check for checking accounts or savings deposit slip for savings accounts. If your stock is jointly owned, all owners must sign the form.
     The payment of dividends is at the discretion of our Board of Directors and will depend upon future earnings, the financial condition of United Dominion and other factors. The Board of Directors may change the amount and timing of dividends at any time without notice.
     To initially elect to participate in the Plan, you must direct the Plan Administrator to reinvest dividends on at least one share of our common stock or Series B preferred stock held of record by the stockholder. You may not elect to make only optional cash payments under the Plan.
     8. How may Plan participants change investment options under the Plan?
     As a Plan participant, you may change investment options or modify the number of shares of common stock or Series B preferred stock designated under the Partial Dividend Reinvestment option at any time by completing a new Authorization Card and returning it to the Plan Administrator at the address as set forth on the Authorization Card, or if you have authorized automated privileges on your account you may call the Plan Administrator. Beneficial owners of shares of our common stock or Series B preferred stock who are not stockholders of record should consult with their broker, bank or other nominee regarding procedures for changing options under the Plan.
Costs
     9. What costs do Plan participants pay for their purchase of common stock under the Plan?
     Participants in the Plan pay no service charges or other fees for purchases made under the Plan. All costs of administration of the Plan are paid by us. If you terminate participation in the Plan or ask that your Plan shares be sold, you will pay certain sale fees as set forth in Question 30 below. In addition, beneficial owners of shares of our common stock or Series B preferred stock participating through a broker, bank or nominee should consult their broker, bank or other nominee to determine if there is any charge for participating in that manner.
Purchases and Price of Shares
     10. What is the source of the shares purchased under the Plan?
     It is anticipated that the Plan Administrator will use dividends and optional cash payments to purchase shares of our common stock on the open market. The Plan, however, does provide the flexibility of having all of the shares under the Plan issued out of our authorized but unissued shares of common stock.
     11. When will dividends and optional cash payments be invested in shares of common stock?
     Common and preferred stock dividends, as well as any optional cash payments, will be invested on the date on which common stock dividends are paid each quarter, referred to in this prospectus as the “investment date.” Payment dates for common stock dividends are ordinarily on or about the last business day of January, April, July and October. Payment dates for Series B preferred stock dividends are the last day (or the next following business day if any such payment date is not a business day) of each February, May, August and November. Series B preferred stock dividends will be held by us, without interest, until the investment date next following the date on which such dividends are paid and will then be invested. You become an owner of shares of common stock purchased under the Plan as of the investment date.
     12. How many shares of common stock will be purchased with a Plan participant’s dividends and optional cash payments?
     The number of shares of common stock purchased for you as a participant in the Plan depends on the amount of your dividends and optional cash payments, if any, to be reinvested (less any required withholding tax) and the purchase price of the shares of common stock. Your account will be credited with the number of shares, including fractions computed to three decimal places, equal to the total amount invested divided by the purchase price per share.
     13. What will be the price for shares purchased under the Plan?
     Shares of common stock will be purchased for participants either on the open market at the weighted average price paid by the Plan Administrator or from us at a price per share equal to the average of the high and low sale prices of our common stock on the NYSE on the investment date. No shares of common stock will be purchased under the Plan at less than their par value of $0.01 per share.
     Since purchase prices for the shares of common stock are established on the applicable investment date, a Plan participant loses any advantages otherwise available from being able to select the timing of investments. Participants should recognize that neither we nor the Plan Administrator can assure a profit or protect against a loss on shares of common stock purchased under the Plan.

     14. How are optional cash payments made?
     As a Plan participant, you may make optional cash payments for the purchase of common stock. You may not make optional cash payments unless you elect dividend reinvestment. Payments must be at least $50 and not more than $25,000 per quarter. You are not obligated to make any optional cash payments, and if you choose to do so, you need not pay the same amount each quarter.
     Cash payments must be received at least one business day before an investment date in order to be used to purchase shares of common stock on that investment date. Optional cash payments received later than one business day before an investment date will be held, without interest, until the next investment date. Any payments not yet invested will be refunded on written request received by the Plan Administrator not later than two business days before the next investment date.
     You may make optional cash purchases when you join the Plan by enclosing a check payable to the Administrator, Wells Fargo Shareowner Services, with the enrollment card. After you are enrolled, please use the form provided with your account statement when you make optional cash purchases. Checks must be in U.S. funds and drawn on a United States bank.
     The Automatic Cash Withdrawal and Investment Service is a convenient method to have money automatically withdrawn from your checking or savings account and invested in your Plan account, thus eliminating the need to write and mail checks. Once automatic deductions have begun, funds will be withdrawn from your designated bank account and will normally be invested within five business days prior to the investment date. Participants do not receive any confirmation of the transfer of funds other than as reflected in their Plan account statements and in their bank account statements. To receive information about Automatic Investment Withdrawals contact the Plan Administrator, complete and sign the Automatic Cash withdrawal and Investment Service section on the authorization card and return it to the Plan Administrator. You can stop the Automatic Cash Withdrawal and Investment Service by writing to the Plan Administrator at the address shown in this brochure. To be effective with respect to a particular investment date, your request to enroll in, change, or terminate the automatic withdrawal feature must be received by the Plan Administrator at least 15 business days prior to the investment date.
     Shares purchased with optional cash payments will be held by the Plan Administrator and credited to your account under the Plan. Thereafter, dividends on such shares will automatically be fully reinvested in additional shares of common stock unless shares credited to your account are withdrawn from the Plan by written notice to the Plan Administrator, which must be received before the applicable dividend record date.
     A stockholder who is not a stockholder of record and who owns shares of our common stock or Series B preferred stock through a broker, bank or other nominee should contact the broker, bank or other nominee regarding how to make optional cash payments. The broker, bank or other nominee will submit optional cash payments to the Plan Administrator on behalf of the beneficial owner.

     15. Are there any limitations on optional cash payments?
     Yes. A Plan participant, or a beneficial owner on whose behalf a participant is acting, may make optional cash payments during the period between each quarterly investment date of not less than $50 nor more than $25,000. If a Plan participant, or a beneficial owner on whose behalf a participant is acting, holds more than one Plan account or shares of common stock under the same social security or tax identification number, optional cash payments from the Plan participant or beneficial owner will generally be aggregated and subject to the maximum investment of $25,000. We will not consider or grant any request for waiver of the maximum investment. A Plan participant, or a beneficial owner on whose behalf a participant is acting, may use optional cash payments to purchase a number of shares of common stock exceeding that number of shares owned by the Plan participant or beneficial owner on the record date.
     During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in certain permitted investments. For purposes of this Plan, “permitted investments” shall mean any money market mutual funds registered under the Investment Company Act (including those of an affiliate of the Plan Administrator or for which the Plan Administrator or any of its affiliates provides management advisory or other services) consisting entirely of (i) direct obligations of the United States of America, or (ii) obligations fully guaranteed by the United States of America. The risk of any loss from such permitted investments shall be the responsibility of the Plan Administrator. Investment income from such permitted investments shall be retained by the Plan Administrator.
     If any optional cash contribution, including payments by check or automatic withdrawal, is returned for any reason, Wells Fargo Bank, N.A will remove from the participant’s account any shares purchased upon prior credit of such funds, and will sell these shares. The Plan Administrator may sell other shares in the account to recover a returned funds fee for each optional cash contribution returned unpaid for any reason and may sell additional shares as necessary to cover any market loss incurred by the Plan Administrator.
Reports to Participants
     16. What reports will Plan participants receive?
     You will receive a statement of your account as soon as practicable after each investment date. The statements will contain a report of all transactions since the last statement, including information with respect to the number of shares of common stock allocated to your account, the amount of dividends received which are allocable to you, the amount of common stock purchased therewith and the price paid. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes. During the year Plan participants will receive copies of the same materials sent to all stockholders, including annual reports, proxy statements and other information concerning annual stockholder meetings. In general, a stockholder who is not a stockholder of record and who owns shares of our common stock or Series B preferred stock through a broker, bank or nominee will receive statements and information concerning the Plan only from the broker, bank or nominee, although we may also elect to send various stockholder communications to underlying beneficial owners.

Dividends on Shares held in Plan
     17. Will Plan participants be paid dividends on shares of common stock held in their accounts under the Plan?
     Yes. Dividends paid on shares held in the Plan (less any required withholding tax) will be credited to your Plan account. Dividends are paid on both full and fractional shares of common stock held in your account and are automatically reinvested.
Certificates for Shares
     18. Do Plan participants receive certificates for shares of common stock purchased under the Plan?
     The certificates for shares purchased for your account will be held in the name of the Plan Administrator or its nominee. The number of shares of common stock purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates, and reduces the costs of the Plan.
     Certificates for any number of whole shares credited to your account will be issued in your name upon your written request to the Plan Administrator. Certificates for fractional shares will not be issued. Should you want your certificates issued in a different name, you must notify the Plan Administrator in writing and comply with applicable transfer requirements. If you wish to sell any whole shares credited to your account under the Plan, you will have the option of either (i) receiving a certificate for such whole number of shares or (ii) requesting that such shares held in your account be sold, in which case the shares will be sold on the open market as soon as practicable. Brokerage commissions on such sales will not be paid by us, and will be deducted from the sales proceeds. See Questions 20 and 21 below. If you wish to pledge shares credited to your account, you must first have the certificate for those shares issued in your name.
     19. In whose name will certificates be issued?
     A Plan participant’s account under the Plan will be maintained in the name in which his shares of common stock or Series B preferred stock were registered at the time he enrolled in the Plan. Consequently, if and when certificates for shares held under the Plan are issued, such certificates will be issued only in that name. Certificates will be issued for whole shares of common stock only.

Sales of Shares
     20. How may Plan participants sell shares of common stock through the Plan?
     Participants may instruct the Plan Administrator to sell some or all of their shares held in the Plan by notifying the Plan Administrator in writing, using the form included with account statements, or if automated privileges have been authorized you may call the Plan Administrator. Beneficial owners holding their shares through a broker, bank or other nominee should consult the broker, bank or other nominee regarding procedures for selling the shares.
     The Plan Administrator will sell shares through a registered broker dealer as soon as practicable after receipt of a properly completed request. Shares to be sold may be combined with those of other Plan participants requesting sale of their shares, and the proceeds to each Plan participant will be based on the average price for all shares sold during the day of sale. Participants should understand that the price of the shares may go down as well as up between the date a request to sell is received and the date the sale is executed. The Plan does not offer the ability for participants to specify either the dates or the prices at which shares are to be sold through the Plan Administrator. Participants should evaluate these possibilities while deciding whether and when to sell any shares through the Plan. The price risk will be borne solely by the Plan participant.
     The Plan Administrator will make every effort to process your sale order on the next business day following receipt of your properly completed request (sale requests involving multiple transactions may experience a delay). The Plan Administrator will not be liable for any claim arising out of failure to sell stock on a certain date or at a specific price. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.
     If submitting a request to sell all or part of your shares, and you are requesting net proceeds to be automatically deposited to a bank checking or savings account, you must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If you are unable to provide a voided check or deposit slip, your written request must have your signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be honored and a check for the net proceeds will be issued.
Termination of Participation
     21. How does a Plan participant terminate participation in the Plan?
     You may discontinue reinvestment of dividends under the Plan with respect to any of your shares of common stock or Series B preferred stock (other than shares held for your account in the Plan) at any time by notifying the Plan Administrator. Unless we provide otherwise, if your request to terminate from the Plan is received on or after a dividend record date, but before the dividend payment date, your termination will be processed as soon as practicable, and a separate dividend check will be mailed to you. Future dividends will be paid in cash, unless you rejoin the Plan. Any optional cash payments sent to the Plan Administrator prior to a withdrawal request will also be invested in shares on the next investment date unless the Plan participant requests in writing the return of the payments at least two business days before the investment date.
     Your termination notice should specify whether to (1) issue physical certificate(s) for all full Plan shares and sell the remaining fraction, (2) sell all of your Plan shares, or (3) issue physical certificate(s) for a specified number of full shares and sell the remaining shares. Participants will receive a check or direct deposit less any brokerage commission and service fees in the amount of any fractional or full shares sold. If no election is made in the request for termination, a stock certificate(s) will be issued for the full number of Plan shares and a check issued for net proceeds of the fractional share. All registered owners must sign as their name(s) appears on their account. Future dividends will be paid in cash.
     If you request to transfer all shares in your Plan account between a dividend record date and payable date, your transfer request will be processed; however, your Plan account will not be terminated. You may receive additional dividend reinvestment shares which will require you to submit a written request to transfer the additional shares.
     Beneficial owners holding their shares of common stock or Series B preferred stock through a broker, bank or other nominee should consult the broker, bank or other nominee regarding procedures for withdrawal.
     If we terminate the Plan, you will receive a certificate for the number of whole shares of common stock credited to your account under the Plan and a check for the value of any fractional share (computed as described in the preceding paragraph).
     If a participant moves his or her residence to a jurisdiction where shares offered pursuant to the Plan are neither registered nor exempt from registration under applicable securities laws, we may deem the participant to have terminated participation in the Plan.
     Your participation in the Plan will be terminated if you do not have at least one full share registered in your name or in your Plan account.
     22. When may a stockholder rejoin the Plan?
     Generally, a holder of record of our common stock and Series B preferred stock may again become a Plan participant at any time.
Material U.S. Federal Tax Consequences of Participation in the Plan
     23. What are the material U.S. federal income tax consequences of participation in the Plan?
     The following discussion summarizes the principal United States federal income tax consequences of participating in the Plan to participants who are treated as U.S. persons or entities for U.S. federal income tax purposes. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special treatment under the U.S. federal income tax law (such as tax-exempt organizations; insurance companies; financial institutions, banks and thrifts; “S” corporations; regulated investment companies and real estate investment trusts; broker-dealers; persons holding our common stock as a hedge against currency risks or as a position in a straddle; non-U.S. persons; U.S. persons whose functional currency is not the U.S. dollar). If a participant is treated as a partnership for U.S. federal income tax purposes, then the tax treatment of a partner of such partnership generally will depend upon the status of the partner and the activities of the partnership.
     The discussion is based on current U.S. federal income tax law, including the Code; current, and temporary Treasury regulations promulgated under the Code; and various administrative rulings of the Internal Revenue Service (“IRS”) regarding several types of dividend reinvestment plans. Any of these authorities may be repealed, revoked, or modified, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested and do not intend to request a ruling from the IRS regarding the tax consequences associated with participating in the Plan, and the statements in this prospectus are not binding on the IRS or any court. The following discussion is for your general information only, and you must consult your own tax adviser to determine the particular federal and state income tax consequences (including the effects of any changes in law) that may result from your participation in the Plan and the disposition of any shares of our common stock purchased pursuant to the Plan.
     Reinvested Dividends. When your dividends are reinvested to acquire shares of common stock (including any fractional share), you will be treated, for U.S. federal income tax purposes, as having received a distribution equal to the fair market value, as of the investment date, of the common stock that you acquired through the Plan. In the case of shares purchased from us, the value of such shares will be based upon the average of the high and low sale prices of our common stock on the NYSE on the investment date multiplied by the number of shares (including any fractional share) purchased. In the case of shares purchased by the Plan Administrator on the open market, the value of such shares will be the price at which the Plan’s purchase order for such shares is executed multiplied by the number of shares (including any fractional share) purchased, plus a pro rata share of any brokerage trading fees or other related charges we have paid on your behalf.
     As in the case of non-reinvested cash distributions, the distributions described above will constitute taxable dividend income to you to the extent of our current and accumulated earnings and profits allocable to the distributions. Any excess distributions will constitute a return of capital which reduces the basis of your common stock and will be taxed as capital gain to the extent that such distributions exceed your tax basis in your common stock. In addition, if we designate part or all of our distributions as capital gain distributions, you would treat those designated amounts as long-term capital gains.
     Your initial tax basis in the common stock you acquire with reinvested dividends will equal the average market value (the average of the high and low sale prices of our common stock on the NYSE on the investment date) of such shares in the case of shares purchased from us, and the price at which the Plan’s purchase order for such shares is executed in the case of shares purchased on the open market.
     The holding period for common stock acquired with reinvested dividends generally begins on the day after the investment date. A whole share resulting from the acquisition of two or more fractional shares on different investment dates will have a split holding period, with the holding period for each fractional component beginning the day after the respective investment date for each fractional share.
     Optional Cash Payments. If the Plan Administrator acquires common stock in an open market transaction for you, then you will be treated as receiving a distribution equal to a pro rata share of any brokerage trading fees or other related charges we have paid on your behalf, in the same manner as such fees paid on your behalf with respect to reinvested dividends, as described above.
     Your initial tax basis in common stock acquired by optional cash payments will generally equal the amount you paid for such shares, and the holding period for such shares begins on the day after the investment date on which such shares are purchased. A share consisting of fractional shares purchased on different investment dates will have a split holding period, with the holding period for each fractional component beginning the day after the respective investment date for each fractional share.
     Receipt of Share Certificates and Cash. You will not realize any income when you receive certificates for whole shares credited to your account under the Plan. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share. Similarly, if the Plan Administrator sells your shares pursuant to your request upon termination of your participation in the Plan, you will recognize gain or loss equal to the difference between the amount you realize on the sale and your tax basis in the shares. Gain or loss recognized on a sale of shares (including a fractional share) from your account generally will be capital gain or loss if you hold your Plan shares as capital assets.
Other Information
     24. What happens when a Plan participant sells or transfers some or all of his or her shares in the Plan?
     There is no effect on the shares remaining in the Plan.
     If you dispose of all or a portion of your shares, the Plan Administrator will continue to reinvest dividends on Shares credited to your Plan account in additional Shares unless and until a written request to withdraw such shares from your Plan account is received by the Plan Administrator, and any optional cash payments will continue to be invested under the Plan in additional shares.
     If you dispose of all or a portion of your shares and you have directed the Plan Administrator to reinvest dividends on some of your shares (i.e., partial dividend reinvestment), you should provide new written instructions to the Plan Administrator on how to handle your account. If the Plan Administrator does not receive new instructions, it may, in its discretion, transmit to you cash dividends paid on all of your remaining shares.

     25. What happens if United Dominion pays a stock dividend, splits its common stock, or has a rights offering?
     Any stock dividends or splits distributed by us in respect of shares held in the Plan for you will be credited to your Plan account. If we issue to our stockholders rights to subscribe to additional shares of our common stock, such rights will be issued to you based on your total share holdings, including shares held in your Plan account. If a Plan participant sends notice of termination or a request to sell to the Plan Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to the Plan participant’s account.
     26. How will a Plan participant’s shares be voted at meetings of stockholders?
     You will be able to vote all shares of common stock (including fractional shares) credited to your account under the Plan at the same time that you vote the shares registered in your name on the records of United Dominion.
     27. May the Plan be changed or discontinued?
     While we hope to continue the Plan indefinitely, we reserve the right to suspend or terminate the Plan at any time. We also reserve the right to make modifications to the Plan. Plan participants will be informed of any such suspension, termination or modification.
     We reserve the right, without notice to participants, to interpret and regulate the Plan as we deem necessary or desirable in connection with its operation. Furthermore, we reserve the right, but do not have the obligation, to waive or modify particular requirements and rules of the Plan if we deem the waiver or modification appropriate. Any such interpretation and regulation shall be conclusive.
     28. What is the responsibility of the Plan Administrator and United Dominion under the Plan?
     The Plan Administrator receives the participants’ dividends and optional payments, invests such amounts in additional shares of common stock, maintains records of each participant’s account, holds, or arranges for the holding, in a nominee name of all shares purchased for participants, and advises participants as to all transactions in and the status of their accounts.
     In administering the Plan, neither we nor the Plan Administrator is liable for any good faith act or omission to act, including but not limited to any claim of liability (i) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which shares are purchased or sold, or (iii) as to the value of the shares acquired for participants.
     The Plan Administrator is acting solely as agent of United Dominion and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan.

     The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or United Dominion.
     In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.
     The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own, and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.
     The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     The Plan Administrator is authorized to choose a broker/dealer, including an affiliated broker/dealer, at its sole discretion to facilitate purchases and sales of common stock by Plan participants. The Plan Administrator will furnish the name of the registered broker/dealer, including any affiliated broker/dealer, utilized in share transactions within a reasonable time upon written request from the Participant.
     All notices from the Plan Administrator to a participant will be mailed to the participant at his or her last address of record with the Plan Administrator, which will satisfy the Plan Administrator’s duty to give notice. Plan participants must promptly notify the Plan Administrator of any change in address.
     You should recognize that neither we nor the Plan Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.
     29. Who bears the risk of market price fluctuations in the shares?
     Your investment in common stock held in a Plan account is no different than an investment in directly held shares in this regard. You bear the risk of loss and the benefits of gain from market price changes for all of your shares.

     Neither we nor the Plan Administrator can guarantee that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.
     30. What are the costs to a participant in the Plan?
     The following is a list of fees associated with participation in the Plan.

Certificate Issuance	Company paid
Certificate Deposit	Company paid

Investment Fees
Dividend reinvestment service fee	Company paid
Optional cash investment service fee	Company paid
Automatic withdrawal service fee	Company paid
Purchase commission	Company paid

Sale Fees
Service fee	$10.00 per transaction
Sale commission	$0.10 per share

Fee for Returned Checks or Rejected Automatic Bank Withdrawals	$25.00 per item

Prior Year Duplicate Statements	$15.00 per year

USE OF PROCEEDS
     We will use the net proceeds from the sale of original issue shares of our common stock issued under the Plan for working capital and for other general purposes. We have no basis for estimating either the number of shares of our common stock that ultimately will be sold pursuant to the Plan or prices at which such shares will be sold.
     We will not receive any funds under the Plan from the purchase of shares of our common stock in the open market by the Plan Administrator.
EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule for the year ended December 31, 2004 included in our Current Report on Form 8-K filed on November 15, 2005; and has audited management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included in our Annual Report on Form 10-K for the year ended December 31, 2004, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

LEGAL MATTERS
     The validity of the common stock offered by this prospectus will be passed upon for us by Morrison & Foerster LLP.
FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Such forward-looking statements include, without limitation, statements concerning property acquisitions and dispositions, development activity and capital expenditures, capital raising activities, rent growth, occupancy and rental expense growth. Examples of forward-looking statements also include statements regarding our expectations, beliefs, plans, goals, objectives and future financial or other performance. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made; and, except to fulfill our obligations under the United States securities laws, we undertake no obligation to update any such statement to reflect events or circumstances after the date on which it is made.
     Examples of factors that can affect our expectations, beliefs, plans, goals, objectives and future financial or other performance include, but are not limited to, the following:
•	unanticipated adverse business developments affecting us or our properties,

•	adverse changes in the real estate markets,

•	our declaration or payment of distributions,

•	our potential developments or acquisitions or dispositions of properties, assets or other public or private companies,

•	our policies regarding investments, indebtedness, acquisitions, dispositions, financings, conflicts of interest and other matters,

•	our qualification as a REIT under the Internal Revenue Code,

•	the real estate markets in which we operate and in general,

•	the availability of debt and equity financing,

•	interest rates,

•	general and local economic business conditions, and

•	trends affecting our financial condition or results of operations.
     All of the above factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each such factor on our business.
     Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore we cannot assure you that any of these statements included in this document or in the documents incorporated by reference will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our filings with the Securities and Exchange Commission are available to the public on the Internet at the Securities and Exchange Commission’s web site at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference room at 100 F Street, NE, Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about their public reference room and their copy charges.
     Our reports, proxy statements and other information about us may also be inspected at:
The New York Stock Exchange
20 Broad Street
New York, New York 10005
     We have filed a Registration Statement on Form S-3 to register with the Securities and Exchange Commission the shares of our common stock being offered pursuant to this prospectus. This prospectus is part of that Registration Statement. As permitted by the SEC, this prospectus does not contain all the information you can find in the Registration Statement or in its exhibits.
INCORPORATION OF INFORMATION FILED WITH THE SEC
     The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the Securities and Exchange Commission after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

     We are incorporating by reference the following documents that we have previously filed with the Securities and Exchange Commission (Commission File No. 1-10524):
•	Annual Report on Form 10-K for the year ended December 31, 2004.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

•	Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 11, March 22, April 6, May 9, May 19, May 27, August 1, August 11 and November 15, 2005.

•	Our Proxy Statement dated April 1, 2005, filed in connection with our May 3, 2005 Annual Meeting of Stockholders.

•	The description of our capital stock contained in our Registration Statement on Form 8-A/A dated and filed with the SEC on November 7, 2005, including any amendments or reports filed with the Securities and Exchange Commission for the purpose of updating such description.
     We are also incorporating by reference any future filings that we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the time that we sell all of the securities offered by this prospectus and any prospectus supplement. In no event, however, will any of the information that we furnish under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that we may from time to time file with the Securities and Exchange Commission be incorporated by reference into, or otherwise included in, this prospectus.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.
     You may obtain a copy of any of the documents referred to above without charge by written or oral request to:
United Dominion Realty Trust, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
Attention: Investor Relations
Telephone: (720) 283-6120
     We maintain a web site at www.udrt.com. The reference to our web site does not constitute incorporation by reference of the information contained at the site and you should not consider it a part of this prospectus.
INDEMNIFICATION
     Pursuant to our articles of incorporation, we are required to indemnify our directors and officers to the full extent required or permitted by Maryland law, including the advancement of expenses under the procedures and to the full extent permitted by law. Maryland corporate law generally permits indemnification of any director or officer made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or upon an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of United Dominion pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
INQUIRIES REGARDING THE PLAN
     Please address questions about the Plan and your participation to United Dominion Realty Trust, Inc., 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129, Attention: Investor Relations, fax number (720) 283-2452, or call (720) 283-6120.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The expenses, other than underwriting discounts and commissions, to be incurred by the registrant in connection with the issuance and distribution of the securities being registered are as follows:

Securities Act Registration Fee	$17,517
Legal Fees and Expenses	25,000	*
Accounting Fees and Expenses	20,000	*
Printing Expenses	5,000	*
Miscellaneous	2,483	*

Total	$70,000	*

*Estimated
Item 15. Indemnification of Directors and Officers.
     Our articles of incorporation and bylaws provide for indemnification of directors and officers to the full extent permitted by the laws of the State of Maryland.
     Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any director or officer made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or upon an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.
     If the person involved is not a director or officer of the Company, the Board of Directors may cause the Company to indemnify to the same extent allowed for directors and officers of the Company the person who was or is a party to a proceeding, by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
     The above discussion of our articles of incorporation and bylaws and of the Maryland General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such articles, bylaws and statutes.
Item 16. Exhibits.

Exhibit No.	Description
2.1	Articles of Merger between the Company and United Dominion Realty Trust, Inc., a Virginia corporation, filed with the State Department of Assessments and Taxation of the State of Maryland (incorporated by reference to Exhibit 2.01 to the Company’s Current Report on Form 8-K dated and filed with the SEC on June 11, 2003 (Commission File No. 1-10524)).

2.2	Articles of Merger between the Company and United Dominion Realty Trust, Inc., a Virginia corporation, filed with the State Corporation Commission of the Commonwealth of Virginia (incorporated by reference to Exhibit 2.02 to the Company’s Current Report on Form 8-K dated and filed with the SEC on June 11, 2003 (Commission File No. 1-10524)).

2.3	Certificate of Correction to Articles of Merger between the Company and United Dominion Realty Trust, Inc., a Virginia corporation, filed with the State Department of Assessments and Taxation of the State of Maryland on March 21, 2005, (incorporated by reference to Exhibit 2.02 to the Company’s Current Report on Form 8-K dated March 17, 2005 and filed with the SEC on March 22, 2005, Commission File No. 1-10524).

2.4	Certificate of Correction to Articles of Merger between the Company and United Dominion Realty Trust, Inc., a Virginia corporation, filed with the State Department of Assessments and Taxation of the State of Maryland on July 27, 2005 (incorporated by reference to Exhibit 2.03 to the Company’s Current Report on Form 8-K dated July 27, 2005 and filed with SEC on August 1, 2005, Commission File No. 1-10524).

4.1	Articles of Restatement filed with the State Department of Assessments and Taxation of the State of Maryland (incorporated by reference to Exhibit 3.09 to the Company’s Current Report on Form 8-K dated July 27, 2005 and filed with SEC on August 1, 2005 (Commission File No. 1-10524)).

4.2	Amended and Restated Bylaws (as amended through May 4, 2004) (incorporated by reference to Exhibit 3.02 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (Commission File No. 1-10524)).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A/A dated and filed with the SEC on November 7, 2005 (Commission File No. 1-10524)).

4.4	First Amended and Restated Rights Agreement dated as of September 14, 1999 (incorporated by reference to Exhibit 4(i)(d)(A) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (Commission File No. 1-10524)).

4.5	Form of Rights Certificate (incorporated by reference to Exhibit 4(e) to the Company’s Registration Statement on Form 8-A dated and filed with the SEC on February 4, 1998).

5.1	Legality Opinion of Morrison & Foerster LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on page II-6 of this Registration Statement)

Item 17. Undertakings.
     (a)      The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highlands Ranch, State of Colorado, on November 16, 2005.

UNITED DOMINION REALTY TRUST, INC.
By:	/s/ Thomas W. Toomey
Thomas W. Toomey
Chief Executive Officer and President

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas W. Toomey and Christopher D. Genry, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Thomas W. Toomey Thomas W. Toomey	Chief Executive Officer, President and Director	November 16, 2005

/s/ Christopher D. Genry Christopher D. Genry	Executive Vice President — Corporate Strategy and Chief Financial Officer	November 16, 2005

/s/ Scott A. Shanaberger Scott A. Shanaberger	Senior Vice President and Chief Accounting Officer	November 16, 2005

/s/ Robert C. Larson Robert C. Larson	Chairman of the Board	November 16, 2005

/s/ James D. Klingbeil James D. Klingbeil	Vice Chairman of the Board	November 16, 2005

/s/ Eric J. Foss Eric J. Foss	Director	November 16, 2005

/s/ Robert P. Freeman Robert P. Freeman	Director	November 16, 2005

/s/ Jon A. Grove Jon A. Grove	Director	November 16, 2005

/s/ Thomas R. Oliver Thomas R. Oliver	Director	November 16, 2005

/s/ Lynne B. Sagalyn Lynne B. Sagalyn	Director	November 16, 2005

/s/ Mark J. Sandler Mark J. Sandler	Director	November 16, 2005

/s/ Robert W. Scharar Robert W. Scharar	Director	November 16, 2005

EXHIBIT INDEX

Exhibit No.	Description
2.1	Articles of Merger between the Company and United Dominion Realty Trust, Inc., a Virginia corporation, filed with the State Department of Assessments and Taxation of the State of Maryland (incorporated by reference to Exhibit 2.01 to the Company’s Current Report on Form 8-K dated and filed with the SEC on June 11, 2003 (Commission File No. 1-10524)).

2.2	Articles of Merger between the Company and United Dominion Realty Trust, Inc., a Virginia corporation, filed with the State Corporation Commission of the Commonwealth of Virginia (incorporated by reference to Exhibit 2.02 to the Company’s Current Report on Form 8-K dated and filed with the SEC on June 11, 2003 (Commission File No. 1-10524)).

2.3	Certificate of Correction to Articles of Merger between the Company and United Dominion Realty Trust, Inc., a Virginia corporation, filed with the State Department of Assessments and Taxation of the State of Maryland on March 21, 2005, (incorporated by reference to Exhibit 2.02 to the Company’s Current Report on Form 8-K dated March 17, 2005 and filed with the SEC on March 22, 2005, Commission File No. 1-10524).

2.4	Certificate of Correction to Articles of Merger between the Company and United Dominion Realty Trust, Inc., a Virginia corporation, filed with the State Department of Assessments and Taxation of the State of Maryland on July 27, 2005 (incorporated by reference to Exhibit 2.03 to the Company’s Current Report on Form 8-K dated July 27, 2005 and filed with SEC on August 1, 2005, Commission File No. 1-10524).

4.1	Articles of Restatement filed with the State Department of Assessments and Taxation of the State of Maryland (incorporated by reference to Exhibit 3.09 to the Company’s Current Report on Form 8-K dated July 27, 2005 and filed with SEC on August 1, 2005 (Commission File No. 1-10524)).

4.2	Amended and Restated Bylaws (as amended through May 4, 2004) (incorporated by reference to Exhibit 3.02 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (Commission File No. 1-10524)).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A/A dated and filed with the SEC on November 7, 2005 (Commission File No. 1-10524)).

4.4	First Amended and Restated Rights Agreement dated as of September 14, 1999 (incorporated by reference to Exhibit 4(i)(d)(A) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (Commission File No. 1-10524)).

4.5	Form of Rights Certificate (incorporated by reference to Exhibit 4(e) to the Company’s Registration Statement on Form 8-A dated and filed with the SEC on February 4, 1998).

5.1	Legality Opinion of Morrison & Foerster LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on page II-6 of this Registration Statement)